UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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FTD Group, Inc.
(Name of Registrant as Specified In Its Charter)

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FTD Group, Inc.
3113 Woodcreek Drive
Downers Grove, Illinois 60515

October 10, 2007

Dear Fellow Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of FTD Group, Inc. to be held on Wednesday, November 14, 2007 at 10:00 a.m., local time, at our principal executive office, 3113 Woodcreek Drive, Downers Grove, Illinois 60515.

The following pages include a formal notice of the meeting and the proxy statement. The proxy statement describes various matters on the agenda for the meeting.

You are encouraged to attend the meeting in person. If that is not possible, please sign, date and return the enclosed proxy card as soon as possible. Otherwise, your vote cannot be counted.

Sincerely,

MICHAEL J. SOENEN
Director, President and Chief Executive Officer

FTD Group, Inc.
3113 Woodcreek Drive
Downers Grove, Illinois 60515

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 14, 2007

To Our Stockholders:

The 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of FTD Group, Inc., a Delaware corporation (the “Company”), will be held at 10:00 a.m., local time, on Wednesday, November 14, 2007, at the Company’s principal executive office, 3113 Woodcreek Drive, Downers Grove, Illinois 60515, for the purpose of considering and acting upon the following:

Proposal 1. The election of 10 directors to the Board of Directors of the Company.

Proposal 2. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2008.

Proposal 3. The transaction of any other business that is properly brought before the meeting or any continuations, adjournments or postponements thereof.

Stockholders of record at the close of business on September 26, 2007 are entitled to receive notice of and to vote at the meeting and any continuations, adjournments or postponements thereof. You may vote your shares by completing, signing, dating and returning the enclosed proxy card or by attending the meeting in person and voting by ballot at that time. Submitting your instructions by proxy will not affect your right to attend the meeting and vote.

By Order of the Board of Directors,

JON R. BURNEY
Secretary

Dated: October 10, 2007
Downers Grove, Illinois

If you plan to attend the Annual Meeting in Person:

An admission ticket and picture identification will be required to enter the Annual Meeting. If you are a stockholder of record, you will find an admission ticket attached to the proxy card sent to you. If you plan to attend the meeting in person, please retain the admission ticket and bring it with you to the meeting along with picture identification. Stockholders holding stock in a bank or brokerage account will find an admission ticket attached to the proxy card sent to you by your bank or broker. In the event you have not received an admission ticket or have misplaced it, you can obtain an admission ticket in advance by sending a written request to your bank or broker, or you may present yourself at the meeting along with such proof of ownership (such as a brokerage statement) as of the record date and picture identification. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

FTD Group, Inc.
3113 Woodcreek Drive
Downers Grove, Illinois 60515

PROXY STATEMENT

We are providing these proxy materials because the Board of Directors of FTD Group, Inc. (the “Company”) is soliciting your proxy to vote at the Company’s 2007 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m., local time, on Wednesday, November 14, 2007, at the Company’s principal executive office, 3113 Woodcreek Drive, Downers Grove, Illinois 60515, and at any continuations, adjournments or postponements of this meeting. This Proxy Statement contains information about the items being voted on at the Annual Meeting and information about the Company. Commencing on or about October 12, 2007, copies of this Proxy Statement and the proxy card, together with a copy of the Company’s Annual Report for the fiscal year ended June 30, 2007 (the “2007 Annual Report”), are being mailed to stockholders.

QUESTIONS AND ANSWERS

Who is entitled to vote?

Stockholders who owned the Company’s common stock (NYSE symbol: “FTD”), par value $0.01 per share (the “Common Stock”), as of the close of business on September 26, 2007 will be entitled to vote at the Annual Meeting. On that date there were 29,658,034 shares of Common Stock outstanding and entitled to vote. Each share is entitled to one vote on each matter properly brought before the meeting.

How do I vote?

The Company is offering you two methods of voting:

•	you may indicate your vote on the enclosed proxy card by signing and dating the card and returning the card in the enclosed prepaid envelope; or

•	you may attend the meeting and vote in person.

All shares entitled to vote and represented by a properly completed and executed proxy received before the meeting and not revoked will be voted at the meeting as you instruct in such proxy. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as the Board of Directors recommends.

What do I need to know in order to attend the Annual Meeting?

You are invited to attend the Annual Meeting, which will begin at 10:00 a.m., local time, on Wednesday, November 14, 2007, in person. The meeting will be held at the Company’s principal executive office located at 3113 Woodcreek Drive, Downers Grove, Illinois 60515. Stockholders will be admitted beginning at 9:30 a.m., local time.

You will need an admission ticket and picture identification to enter the Annual Meeting. If you are a stockholder of record, you will find an admission ticket attached to the proxy card sent to you. If you plan to attend the meeting in person, please retain the admission ticket and bring it with you to the meeting along with picture identification. Stockholders holding stock in a bank or brokerage account will find an admission ticket attached to the proxy card sent to you by your bank or broker. In the event you have not received an admission ticket, you can obtain an admission ticket in advance by sending a written request to your bank or broker, or you may present yourself at the meeting along with such proof of ownership (such as a brokerage statement) as of the record date and picture identification.

What can I vote on?

At the Annual Meeting, you will be able to vote on the:

•	election of 10 directors to the Board of Directors of the Company to serve for a term of one year;

•	ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2008; and

•	transaction of any other business that is properly brought before the meeting or any continuations, adjournments or postponements thereof.

How does the Board recommend I vote on the proposals?

The Board recommends a vote:

•	FOR each of the nominees for the Board of Directors; and

•	FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2008.

May I change my vote?

You can revoke your proxy at any time before it is voted by delivery of a properly completed and executed, later-dated proxy card or by voting in person by ballot at the Annual Meeting.

How many votes are required to hold a meeting?

A quorum is necessary to hold a valid meeting of stockholders. The presence, in person or by proxy, of stockholders representing a majority of the shares of the Common Stock outstanding and entitled to vote constitutes a quorum. Shares represented by proxies that reflect abstentions or broker “non-votes” are counted as present and entitled to vote for determination of a quorum.

An abstention is a properly executed proxy marked ABSTAIN for any matter. A broker “non-vote” occurs when you hold your shares in “street name” through a broker or other nominee and you do not give your broker or nominee instructions on how to vote on matters that your broker or nominee does not have voting discretion. If you do not provide voting instructions, your shares may not be voted on these matters.

How many votes are required to pass a proposal?

A favorable vote of a plurality of the shares present in person or represented by proxy and entitled to vote is required for the election of directors. This means that the nominees who receive the greatest number of votes for each open seat will be elected. Abstentions, votes withheld and broker “non-votes” are not counted for purposes of electing directors and will not affect the election of nominees receiving a plurality of votes.

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required for the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2008. Abstentions and votes withheld will have the effect of a negative vote, while broker “non-votes” will be treated as not entitled to vote for purposes of determining the approval of these proposals and will not affect the outcome of the vote.

How will voting on any other business be conducted?

We do not know of any business or proposals to be considered at the Annual Meeting other than the items described in this Proxy Statement. If any other business is properly brought before the Annual Meeting or any continuations, adjournments or postponements thereof, the signed proxies received from you and other stockholders give the proxies the authority to vote on the matter according to their judgment.

Who receives proxy materials?

This Proxy Statement and enclosed proxy card are first being mailed to stockholders on or about October 12, 2007. Each registered owner of Common Stock as of the close of business on September 26, 2007 is entitled to receive a copy of the Company’s 2007 Annual Report and to vote at the Annual Meeting.

The Securities and Exchange Commission (the “SEC”) has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing the same last name and address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker, if your shares are held in a brokerage account, or the Company, if you hold registered shares. You can notify the Company by sending a written request to the address set forth below under the heading “— How can I contact the Company to request materials or information referred to in these questions and answers?” If you revoke your consent, you will be sent separate copies of documents mailed within 30 days after receipt of your revocation.

If you have not received the Company’s 2007 Annual Report, please contact the Company as directed below under the heading “— How can I contact the Company to request materials or information referred to in these questions and answers?” and the Company will send a copy without exhibits at no expense to you. The Company will provide any exhibit requested upon payment of a specified reasonable fee limited to the Company’s reasonable expenses in furnishing such exhibit.

May I inspect the stockholder list?

In accordance with Delaware law and the Company’s Amended and Restated Bylaws (the “Bylaws”), a complete list of stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order, and showing the address of each stockholder of record and the number of shares registered in the name of each stockholder, will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, for 10 days prior to the meeting at the location of the Annual Meeting, the Company’s principal executive office located at 3113 Woodcreek Drive, Downers Grove, Illinois 60515, during ordinary business hours.

Who bears the costs of soliciting proxies?

The Company pays the costs of soliciting proxies. We have also made arrangements with brokerage houses and other custodians, nominees and fiduciaries of shares to send proxy materials to stockholders of record on September 26, 2007. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of Common Stock as of the record date. Certain of the Company’s officers and directors may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors’ recommendations, but no additional remuneration will be paid by the Company for the solicitation of proxies by the Company’s officers and directors.

How can I contact the Company to request materials or information referred to in these questions and answers?

You may contact us by:

•	mail addressed to: FTD Group, Inc. 3113 Woodcreek Drive Downers Grove, Illinois 60515 Attention: Investor Relations

•	e-mail addressed to investor_relations@ftdi.com;

•	calling Jandy Tomy, Investor Relations Contact, at (630) 719-7800; or

•	visiting our Web site at www.ftd.com[1], clicking on “Investor Relations,” then “Information Request” and then filling out the request form.

Stockholder Proposals and Nominations

The deadline for eligible stockholders to submit a proposal under Rule 14a-8 of the SEC’s proxy rules for inclusion in the Company’s proxy statement for the 2008 Annual Meeting is June 14, 2008. Any such proposals submitted under Rule 14a-8 must be received by the Company on or before that date. Please send proposals to the Secretary of the Company at the Company’s principal executive office, 3113 Woodcreek Drive, Downers Grove, Illinois 60515.

Eligible stockholders may submit proposals for consideration at the 2008 Annual Meeting (aside from a stockholder proposal under Rule 14a-8 to be included in the Company’s proxy statement, as discussed above) in accordance with the provisions of the Bylaws. If a stockholder intends to submit a proposal in this manner, he or she must give the Company written notice containing the information specified in the Bylaws. Such written notice must be received by the Secretary of the Company at the Company’s principal executive office, 3113 Woodcreek Drive, Downers Grove, Illinois 60515, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s Annual Meeting. For the 2008 Annual Meeting, such notice must be received between July 17, 2008 and August 16, 2008. In the event that the date of the 2008 Annual Meeting is more than 30 days before or more than 70 days after November 14, 2008, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to the meeting and not later than the close of business on the later of the 90th day prior to the meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Company. Eligible stockholders may also nominate persons for election to the Board of Directors at the 2008 Annual Meeting in accordance with the Bylaws. Stockholders who wish to propose a candidate for the Company’s Board of Directors to the Nominating and Corporate Governance Committee must send written notice to the committee containing all of the information relating to such proposed candidate as is required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such written notice must be sent to the Nominating and Corporate Governance Committee of FTD Group, Inc., c/o the Secretary of the Company at the Company’s principal executive office located at 3113 Woodcreek Drive, Downers Grove, Illinois 60515, generally not more than 120 days and not less than 90 days before the date of the next Annual Meeting.

* * *

NO PERSON IS AUTHORIZED ON BEHALF OF THE COMPANY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE PROPOSALS TO BE VOTED ON

1 Web site addresses referred to in this Proxy Statement are not intended to function as hyperlinks, and the information contained on our Web site is not a part of this Proxy Statement.

AT THE ANNUAL MEETING, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION AND/OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED, AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

The Company’s principal executive offices are located at 3113 Woodcreek Drive, Downers Grove, Illinois 60515, our telephone number is (630) 719-7800 and our Web site is located at www.ftd.com. As used in this Proxy Statement, unless the context requires otherwise, the term the “Company” refers to FTD Group, Inc. and its consolidated subsidiaries, including FTD, Inc. FTD, Inc. is a Delaware corporation that commenced operations in 1994 and includes the operations of its principal operating subsidiary, Florists’ Transworld Delivery, Inc., a Michigan corporation (“FTDI”) and FTD UK Holdings Limited, a corporation organized under the laws of England and Wales (“FTD UK”). The operations of FTDI include those of its subsidiaries, FTD.COM INC. (“FTD.COM”) and FTD Canada, Inc. (formerly known as Florists’ Transworld Delivery Association of Canada, Ltd.). The operations of FTD UK consist of those of Interflora Holdings Limited (“Interflora”) and its direct and indirect subsidiaries.

* * *

The date of this Proxy Statement is October 10, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Common Stock as of August 31, 2007, except as otherwise noted in the footnotes below, by: (i) those persons known by us to own beneficially more than 5% of the outstanding Common Stock; (ii) each current executive officer named in the Summary Compensation Table below; (iii) each director and (iv) all current directors and executive officers, as a group.

	Amount and Nature of		% of Common
Name of Individual or Identity of Group	Beneficial Ownership(1)		Stock

Green Equity Investors IV, L.P.	9,276,795(2)		31.7%
FMR Corp.	1,778,850(3)		6.1%
Barclays Global Investors N.A.	1,687,894(4)		5.8%
Michael J. Soenen	662,269(5)		2.2%
Jon R. Burney	71,877(6)		*
Stephen W. Richards	92,082(7)		*
Becky A. Sheehan	90,000(8)		*
William J. Van Cleave	141,170(9)		*
Robert S. Apatoff	135,756(10	)(11)	*
Adam M. Aron	27,500(12)		*
William J. Chardavoyne	16,667(12)		*
Ted C. Nark	120,756(11	)(13)	*
Thomas M. White	16,667(12)		*
Carrie A. Wolfe	16,667(12)		*
Peter J. Nolan	9,291,795(2)		31.7%
John M. Baumer	9,281,795(2)		31.7%
Timothy J. Flynn	9,276,795(2	)(11)	31.7%
All current executive officers and directors as a group (consisting of 17 individuals)	10,686,446(14)		35.4%

*	Does not exceed 1%.

(1)	The amounts shown are the number of shares of the Common Stock owned beneficially (as determined in accordance with Rule 13d-3(d)(1) of the Exchange Act) as of August 31, 2007, except as otherwise noted in these footnotes. To the best knowledge of the Company, the persons identified in this table have sole voting and investment power over the shares of the Common Stock stated above, except as stated otherwise in these footnotes. This chart was prepared from information the directors and executive officers have given to us and from publicly available documents filed or furnished to the SEC.

(2)	The number of shares beneficially owned includes 9,183,539 shares of Common Stock held by Green Equity Investors IV, L.P., a Delaware limited partnership, (“GEI IV”) and 93,256 shares of Common Stock held by FTD Co-Investment LLC. On Schedule 13D, as amended, dated as of March 23, 2007 as filed with the SEC, GEI IV, GEI Capital IV, LLC, a Delaware limited liability company (“GEIC”), Green Partnership Holdings, L.P., a Delaware limited partnership (“GPH”), Leonard Green & Partners, L.P., a Delaware limited partnership (“LGP”), LGP Management, Inc., a Delaware corporation (“LGPM”), John M. Baumer, Timothy J. Flynn and Peter J. Nolan (collectively, “Reporting Persons”) reported ownership of these shares as of that date. GEI IV is the record owner of the 9,183,539 shares. GEIC is the general partner of GEI IV. GPH is a limited partner of GEI IV. LGP is an affiliate of GEIC. LGP’s principal business is to act as the management company of GEI IV and other affiliated funds. LGPM is the general partner of LGP. Due to their relationship with GEI IV, each of GEIC, GPH, LGP and LGPM may be deemed to have shared voting and investment power with respect to the shares beneficially owned by GEI IV. As such, GEIC, GPH, LGP and LGPM may be deemed to have shared beneficial ownership of the shares of which GEI IV is the owner. Each of GEIC, GPH, LGP and LGPM, however, disclaims beneficial ownership of such shares of Common Stock. John M. Baumer, Timothy J.

Flynn and Peter J. Nolan directly (whether through ownership interest or position) or indirectly through one or more intermediaries, may be deemed to control GEI IV, GEIC, GPH, LGP and/or LGPM. Each of Messrs. Baumer, Flynn and Nolan is a director of the Company and a partner of LGP and may be deemed to have shared voting and investment power with respect to the shares owned by GEI IV. As such, Messrs. Baumer, Flynn and Nolan may be deemed to have shared beneficial ownership over such shares. Messrs. Baumer, Flynn and Nolan, however, disclaim beneficial ownership of such shares. The address for each of the Reporting Persons is c/o Leonard Green & Partners, L.P., 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025.

(3)	Based on Form 13F filed with the SEC on August 14, 2007 reporting beneficial ownership of, but no voting authority with respect to, these shares as of June 30, 2007. The address of this group is 82 Devonshire Street, Boston, MA 02109.

(4)	Based on Form 13F filed with the SEC on July 27, 2007 reporting ownership of these shares as of June 30, 2007. Barclays Global Investors, N.A. holds 1,413,064 shares and retains sole dispositive power over all such shares and sole voting power over 1,377,383 of such shares, and Barclays Global Fund Advisors holds 274,830 shares. The address of this group is 45 Fremont Street, San Francisco CA 94105.

(5)	This number includes 408,835 shares that may be acquired upon the exercise of options within 60 days of August 31, 2007 and 95,000 restricted shares, which are subject to certain vesting requirements.

(6)	This number includes 46,876 shares that may be acquired upon the exercise of options within 60 days of August 31, 2007 and 5,000 restricted shares, which are subject to certain vesting requirements.

(7)	This number includes 10,000 restricted shares, which are subject to certain vesting requirements.

(8)	This number includes 60,000 shares that may be acquired upon the exercise of options within 60 days of August 31, 2007 and 30,000 restricted shares, which are subject to certain vesting requirements.

(9)	This number includes 89,502 shares that may be acquired upon the exercise of options within 60 days of August 31, 2007 and 15,000 restricted shares, which are subject to certain vesting requirements.

(10)	This number includes 42,500 shares that may be acquired upon the exercise of options within 60 days of August 31, 2007

(11)	This number includes 93,256 shares of Common Stock held by FTD Co-Investment LLC. Messrs. Apatoff, Nark and Flynn hold 2.6%, 5.1% and 2.0% membership interests, respectively, in FTD Co-Investment LLC. Messrs. Apatoff, Nark and Flynn disclaim beneficial ownership of the shares of Common Stock held by FTD Co-Investment LLC except to the extent of their pecuniary interest therein.

(12)	This number represents shares that may be acquired upon the exercise of options within 60 days of August 31, 2007.

(13)	This number includes 27,500 shares that may be acquired upon the exercise of options within 60 days of August 31, 2007.

(14)	This number includes 892,466 shares that may be acquired upon the exercise of options within 60 days of August 31, 2007 and 200,000 restricted shares, which are subject to certain vesting requirements.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers (as defined therein), and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of holdings and transactions in the Company’s equity securities and derivative securities with the SEC and The New York Stock Exchange (the “NYSE”) and to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of the forms and amendments received by the Company, we believe that, during and with respect to the fiscal year ended June 30, 2007, all executive officers, directors and persons who beneficially own more than 10% of the Company’s equity securities during this period complied with all Section 16(a) filing requirements applicable to them.

GOVERNANCE OF THE COMPANY

Who are the current members of the Board of Directors and on what committees of the Board of Directors do they serve?

The members of the Board of Directors on the date of this Proxy Statement, and the committees of the Board of Directors on which they serve, are identified below.

Nominating and
Corporate
	Audit	Governance	Compensation
	Committee	Committee	Committee

Peter J. Nolan, Chairman
Robert S. Apatoff		†
Adam M. Aron	†	*	*
John M. Baumer
William J. Chardavoyne	*	*
Timothy J. Flynn			†
Ted C. Nark
Michael J. Soenen
Thomas M. White	*		*
Carrie A. Wolfe

*	Member

†	Chair

How does the Board of Directors determine which directors are considered independent?

The Board regularly reviews the Company’s Corporate Governance Guidelines to ensure their compliance with SEC and NYSE regulations. The Company’s Corporate Governance Guidelines meet or exceed the listing standards adopted by the NYSE. The full text of the Corporate Governance Guidelines can be found in the Investor Relations section of the Company’s Internet Web site at www.ftd.com. A copy may also be obtained upon written request from the Company’s Secretary at the Company’s principal executive office located at 3113 Woodcreek Drive, Downers Grove, Illinois 60515.

Prior to March 12, 2007, the Company was a “controlled company” under the rules promulgated by the NYSE because Green Equity Investors IV, L.P. and an affiliate, both of which are affiliates of Leonard Green & Partners, L.P., beneficially owned more than 50% of outstanding shares of the Common Stock. As a result, the Company took advantage of the NYSE rules permitting “controlled companies” to be exempt from the NYSE’s corporate governance rules requiring that listed companies must have a majority of independent directors, a nominating/corporate governance committee composed entirely of independent directors with a written charter meeting the NYSE’s requirements and a compensation committee composed entirely of independent directors with a written charter meeting the NYSE’s requirements. We were required to comply with all other NYSE corporate governance requirements.

On March 12, 2007, the Company closed its underwritten secondary public offering, which resulted in affiliates of Leonard Green & Partners, L.P. selling 6,285,900 shares of the Company’s common stock. As a result, affiliates of Leonard Green & Partners, L.P. control less than a majority of the voting power of our outstanding common stock, and therefore we are no longer a “controlled company” within the meaning of the NYSE rules. By losing our status as a “controlled company,” we are now required to have a board of directors comprised of a majority of independent directors and a nominating and corporate governance and compensation committees composed entirely of independent directors. However, we will phase in these corporate governance requirements prior to March 11, 2008 as permitted under NYSE rules. The membership and independence of the Compensation Committee and Nominating and Corporate Governance Committee are discussed below in “— What are the Board of Directors’ committees and what are their roles?.”

Pursuant to the Company’s Corporate Governance Guidelines, the Board undertook its annual review of director independence beginning in August 2007. During this review, the Board considered transactions and relationships between each director or any member of his immediate family and the Company and its subsidiaries and affiliates. The Board also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. As provided in the Corporate Governance Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that Messrs. Aron, Chardavoyne, White and Nark are independent of the Company and its management under the standards set forth in the Company’s Corporate Governance Guidelines, the NYSE listing standards and the enhanced independence standards applicable to audit committees pursuant to Rule 10A-3(b)(i) under the Exchange Act.

Do the non-management and independent directors meet outside the presence of management?

The non-management directors meet regularly in closed meetings without the attendance of management or other directors. Mr. Nolan presides over all executive sessions of the non-management directors. In addition, if one or more of our non-management directors has not been affirmatively determined to be independent, then the independent directors generally meet at least once per year in an executive session without the attendance of management or other directors. The person presiding at such closed executive sessions of independent directors is rotated among the independent directors.

What are the Board of Directors’ committees, and what are their roles?

The Board of Directors has a standing Executive Committee, Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee.

Executive Committee.  The Executive Committee consists of Messrs. Baumer, Flynn, Nolan and Soenen and has all the powers and authority of the Board of Directors to manage the Company’s business and affairs, except in respect of: (i) approving or adopting, or recommending to stockholders, any action or matter expressly required by Delaware law to be submitted to stockholders for approval and (ii) amending or repealing the Bylaws. The Executive Committee has the power and authority to submit recommendations to the Board of Directors with respect to all matters requiring action by the full Board of Directors prior to the Board of Directors taking any action, except those matters that applicable NYSE listing standards or SEC regulations require to be within the purview of the Company’s independent directors or that are otherwise in conflict with such standards or regulations.

Audit Committee.  The Audit Committee consists of Messrs. Aron (Chairman), Chardavoyne and White and its functions are described below under the heading “Report of the Audit Committee.” The Audit Committee’s charter is available in the Investor Relations section of the Company’s Internet Web site at www.ftd.com. A copy may also be obtained upon written request from the Company’s Secretary at FTD Group, Inc., 3113 Woodcreek Drive, Downers Grove, IL 60515. The Audit Committee met seven times during the fiscal year ended June 30, 2007.

The Board of Directors has determined that the Audit Committee meets the NYSE composition requirements, including the requirements dealing with financial literacy and financial sophistication, as well as the enhanced independence standards applicable to audit committees pursuant to Rule 10A-3(b)(i) under the Exchange Act, the NYSE’s listing standards and the Company’s Corporate Governance Guidelines. The Board of Directors has also determined that each of Messrs. White and Chardavoyne qualify as an “audit committee financial expert” as defined by the rules of the SEC.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee consists of Messrs. Apatoff (Chairman), Aron and Chardavoyne. The Board affirmatively determined that Messrs. Aron and Chardavoyne are independent of the Company and its management under the standards set forth in the Company’s Corporate Governance Guidelines and the NYSE listing standards. As discussed in “— How does the Board of Directors determine which directors are considered independent?” above, the

NYSE rules require that the Nominating and Corporate Governance Committee consist entirely of independent directors by March 11, 2008.

As described in more detail below under “— How does the Board of Directors select director nominees?,” the Nominating and Corporate Governance Committee is responsible for the identification of qualified candidates to become Board members, the selection of nominees for election as directors at each Annual Meeting, the selection of candidates to fill any vacancies on the Board of Directors, the development and recommendation to the Board of Directors of the Company’s Corporate Governance Guidelines and oversight of the evaluation of the Board of Directors. The charter of the Nominating and Corporate Governance Committee is available in the Investor Relations section of the Company’s Internet Web site at www.ftd.com. A copy may also be obtained upon written request from the Company’s Secretary at FTD Group, Inc., 3113 Woodcreek Drive, Downers Grove, IL 60515. The Nominating and Corporate Governance Committee met once during the fiscal year ended June 30, 2007.

Compensation Committee.  The Compensation Committee consists of Messrs. Flynn (Chairman), Aron and White. The Board affirmatively determined that Messrs. Aron and White are independent of the Company and its management under the standards set forth in the Company’s Corporate Governance Guidelines and the NYSE listing standards. As discussed in “— How does the Board of Directors determine which directors are considered independent?” above, the NYSE rules require that the Compensation Committee consist entirely of independent directors by March 11, 2008.

The function of the Compensation Committee is to develop and maintain the Company’s compensation strategies and policies. The Compensation Committee is responsible for monitoring and administering the Company’s compensation and employee benefit plans and reviewing, among other things, base salary levels, incentive awards and bonus awards for officers and key executives, and such other matters as are specifically delegated to the Compensation Committee by applicable law or regulation, or by the Board of Directors from time to time. The Compensation Committee’s charter is available in the Investor Relations section of the Company’s Internet Web site at www.ftd.com. A copy may also be obtained upon written request from the Company’s Secretary at FTD Group, Inc., 3113 Woodcreek Drive, Downers Grove, IL 60515. The Compensation Committee met twice during the fiscal year ended June 30, 2007.

Who is the chair of the Board of Directors?

The Board of Directors selects its chair in accordance with the Bylaws. Peter J. Nolan has served as the Chairman of the Board of Directors since February 7, 2005.

How does the Board of Directors select director nominees?

The Nominating and Corporate Governance Committee considers candidates for Board of Directors membership suggested by its members and the other members of the Board of Directors, as well as by management and the Company’s stockholders. As set forth in the Company’s Corporate Governance Guidelines, the Nominating and Corporate Governance Committee will annually review with the Board of Directors the appropriate characteristics, skills and experience for the Board of Directors as a whole and its individual members, and will recommend to the Board of Directors candidates for membership in accordance with the characteristics, skills and experience set forth by the committee, the Corporate Governance Guidelines and the selection criteria outlined in the committee’s charter. The Nominating and Corporate Governance Committee, in evaluating the suitability of individual candidates and recommending candidates to stand for election, takes into account many factors, including a candidate’s ability to make independent analytical inquiries, general understanding of marketing, finance and other elements relevant to the success of the Company in today’s business environment, experience in the Company’s industry and with relevant social policy concerns, understanding of the Company’s business on a technical level and other board service and educational and professional background. Each candidate nominee must also possess fundamental qualities of intelligence, honesty, good judgment, high ethics and standards of integrity, fairness and responsibility.

The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board of Directors as a whole, with the objective of assembling a group that can best advance the success of the Company and represent stockholder interests through the exercise of sound judgment and calling upon the group’s diversity of experience in these various areas. In searching for qualified director candidates to stand for election to the Board of Directors and to fill vacancies on the Board of Directors, the Board of Directors solicits current directors for the names of potential qualified candidates and may ask directors to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may use search firms or consult with outside advisors to assist in the search for qualified candidates in the future.

In addition, the Nominating and Corporate Governance Committee will consider candidates proposed by stockholders. Stockholders who wish to propose a candidate to the Nominating and Corporate Governance Committee must send written notice to the committee containing all of the information relating to such proposed candidate as is required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Exchange Act. Such written notice must be sent to the Nominating and Corporate Governance Committee, c/o the Secretary of the Company at the Company’s principal executive office located at 3113 Woodcreek Drive, Downers Grove, Illinois 60515, generally not more than 120 days and not less than 90 days before the date of the next Annual Meeting. See “Questions and Answers — Stockholder Proposals and Nominations,” above. The Nominating and Corporate Governance Committee will use the same evaluation criteria in considering the suitability of stockholder candidates as for candidates proposed by the Company, the Board of Directors or the Nominating and Corporate Governance Committee.

Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the committee will make a determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the committee at the time of the recommendation of the prospective candidate, as well as the committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. This initial determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Nominating and Corporate Governance Committee determines, in consultation with the Chairman of the Board and other Board members, as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the committee. The committee will then evaluate the prospective nominee against the standards and qualifications set forth in the Nominating and Corporate Governance Committee’s charter and as set forth in the Company’s Corporate Governance Guidelines, including:

•	the prospective nominee’s personal and professional integrity, ethics and values;

•	the prospective nominee’s experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	the prospective nominee’s experience in the Company’s industry and with relevant social policy concerns;

•	the prospective nominee’s experience as a board member of another publicly held company;

•	the prospective nominee’s academic expertise in an area of the Company’s operations; and

•	the extent of the prospective nominee’s practical and mature business judgment.

The Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board of Directors, the balance of management and independent directors, the need for business expertise in additional or different areas and the evaluations of other prospective nominees. After completing this evaluation and interview, the Nominating and Corporate Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors, and the Board of Directors determines the nominees after considering the recommendation and report of the committee.

How often did the Board of Directors meet during the fiscal year ended June 30, 2007?

The Board of Directors met ten times during the fiscal year ended June 30, 2007. The number of meetings for each committee of the Board of Directors is set forth above under the heading “ — What are the Board’s committees, and what are their roles?.”

Each member of the Board of Directors attended at least 75% of the aggregate number of meetings held in the fiscal year ended June 30, 2007 by the Board and meetings of the committees thereof on which he or she was a member. Under the Company’s Corporate Governance Guidelines, each director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including by regularly attending meetings of the Board and committees of which he or she is a member, with the understanding that, on occasion, a director may be unable to attend a meeting.

The Company does not have a formal policy regarding director attendance at stockholder meetings. Last year, no directors, other than Mr. Soenen, attended the annual meeting.

How are directors compensated?

Directors who are not members of the Company’s management or principals of Leonard Green & Partners, L.P. receive a $25,000 annual retainer, $5,000 per Board meeting attended in person ($1,000 per meeting attended by phone), a one-time grant of an option to purchase 25,000 shares of Common Stock upon joining the Board of Directors (one-third to vest on the grant date, one-third to vest one year from the grant date and one-third to vest two years from the grant date) and an annual grant of an option to purchase 2,500 shares of Common Stock on the date of each annual meeting (vesting one year from the grant date). The members of the Audit Committee receive a $7,500 annual retainer ($20,000 for the Audit Committee Chairman) and $2,000 per meeting attended in person ($1,000 per meeting attended by phone). The members of the Compensation Committee and Nominating and Corporate Governance Committee who are not members of management of the Company or principals of Leonard Green & Partners, L.P. also receive $2,000 per meeting attended in person ($1,000 per meeting attended by phone). In addition, if a director is Chairman of the Compensation Committee or Nominating and Corporate Governance Committee and is not a member of management of the Company or a principal of Leonard Green & Partners, L.P., that individual receives an annual retainer of $5,000. Directors who are employees do not receive additional compensation for serving as directors or for attending Board of Directors or committee meetings. The Company reimburses all directors for their expenses in connection with attending meetings of the Board of Directors or committees of the Board of Directors.

The compensation of directors may be modified from time to time by the Compensation Committee if it determines such modification is necessary or appropriate in light of the Company’s needs, best market practices or applicable legal and regulatory changes.

How do stockholders communicate with the Board of Directors?

Stockholders and other parties interested in communicating directly with the Chairman of the Board of Directors, with the non-management directors as a group or with individual members of the Board of Directors may do so by writing to:

Name of Director(s) or Board of Directors or Non-Management Directors
c/o General Counsel
FTD Group, Inc.
3113 Woodcreek Drive
Downers Grove, Illinois 60515

Mr. Jon R. Burney, the Company’s General Counsel, will review all correspondence addressed to the Board of Directors, Non-Management Directors or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to the Company’s management. Mr. Burney will summarize all correspondence not forwarded to the applicable addressee and make the correspondence available to the Board of Directors for its review at the Board of Directors’ request. Mr. Burney will forward stockholder communications to the Board of Directors prior to the next regularly scheduled meeting of the Board of Directors following the receipt of the communication as appropriate. Such communications will be distributed to specific director(s) as directed by the stockholder in the communication or, if addressed generally to the Board of Directors, to specific members of the Board of Directors as may be appropriate. For example, if a communication relates to accounting, internal accounting controls or auditing matters, unless otherwise specified, the communication will be forwarded to the Chairman of the Audit Committee.

Does the Company have a Code of Ethics?

The Company has adopted a Code of Business Conduct and Ethics that is applicable to all employees of the Company, including the principal executive officer, principal financial officer, controller and other persons performing similar functions, as well as the Company’s directors. The Code of Business Conduct and Ethics is available in the Investor Relations section of the Company’s Internet Web site at www.ftd.com. A copy may also be obtained upon written request from the Company’s Secretary at FTD Group, Inc., 3113 Woodcreek Drive, Downers Grove, Illinois 60515. The Company intends to post amendments to or waivers from its Code of Business Conduct and Ethics (to the extent applicable to the Company’s chief executive officer, principal financial officer, controller or any director) on its Internet Web site.

EXECUTIVE OFFICERS

The following sets forth certain current information with respect to the Company’s current executive officers:

Name	Age	Position(s)

Michael J. Soenen	37	Director, President and Chief Executive Officer
Becky A. Sheehan	41	Chief Financial Officer
Jon R. Burney	65	Vice President, General Counsel and Secretary
Lawrence W. Johnson	40	Executive Vice President, Florist Segment
Anthony M. Dillon	50	Chief Technology Officer
George T. Kanganis	51	Executive Vice President, Sales
Stephen W. Richards	48	Executive Vice President and Chief Executive Officer of Interflora Holdings
William J. Van Cleave	43	Executive Vice President of FTD.COM

Biographical information for Michael J. Soenen appears under the heading “Proposal 1 — Election of Directors — Nominees for Election.”

Becky A. Sheehan.  Ms. Sheehan joined the Company as Chief Financial Officer in July 2006. Prior to joining the Company, Ms. Sheehan was a partner with Deloitte & Touche LLP since June 2002 where she led the Consumer Business and Manufacturing audit practice for the Chicago office. Further, Ms. Sheehan served as the lead partner for global audit services, acquisition work, international accounting standards matters and Board of Director communications. Prior to joining Deloitte, Ms. Sheehan was a partner with Arthur Andersen, which she joined in 1987. Ms. Sheehan is a certified public accountant. She received her Bachelor’s degree in Accounting from Illinois State University in 1987.

Jon R. Burney.  Mr. Burney has served as Vice President, General Counsel and Secretary of FTDI and as Secretary of FTD, Inc. since October 2000. Since June 28, 2002, he has also served as Vice President and General Counsel of FTD, Inc. as well as Vice President, General Counsel and Secretary of FTD.COM. In November 2004, Mr. Burney was appointed Vice President, General Counsel and Secretary of the Company. Prior to joining the Company, Mr. Burney practiced law with the firm of Burney and Herthneck in Cleveland, Ohio for 18 years and he has been a member of the Ohio State Bar since 1968. Prior to Burney and Herthneck, he was Vice President and General Counsel for Apcoa Inc. and counsel for the Apcoa division of ITT. Mr. Burney received a Bachelor of Arts degree from Denison University in 1964 and a Juris Doctorate from The Ohio State University College of Law in 1967.

Anthony M. Dillon.  Mr. Dillon has served as Chief Technology Officer since February 2007. From December 2005 through February 2007, Mr. Dillon served as the Vice President of Technology for FTD.COM and from December 2004 to December 2005, Mr. Dillon served as the Vice President of Technology for Mercury Technology. From January 2003 until joining the Company in 2004, Mr. Dillon was the Managing Partner of Plan B Media, a strategy and technology consulting firm for emerging media ventures. He has held senior management positions in several software and technology companies and was the director of retail research and development for McDonald’s, Inc. Mr. Dillon holds an engineering degree in Computer Science from Arizona State University and a Master’s in Management (MBA) from the Kellogg Graduate School of Management at Northwestern University.

Lawrence W. Johnson.  Mr. Johnson was appointed as Executive Vice President, Florist Segment in January 2007. From October 2003 through January 2007, Mr. Johnson served as the Executive Vice President of Mercury Technology and from 1997 to October 2003, Mr. Johnson served in various positions, including Vice President-Human Resources, the Director of Administration and Tax Manager. Prior to joining the Company in 1997, Mr. Johnson worked as a Tax Manager for Culumber and Scanlan, Ltd., an independent public accounting firm. Mr. Johnson received a Bachelor of Science degree in Accounting from DePaul University in 1989 and is a certified public accountant.

George T. Kanganis.  Mr. Kanganis was appointed as Executive Vice President, Sales in December 2002. From October 2000 until December 2002, Mr. Kanganis served as the Vice President of Sales and the Vice President of National Accounts. Prior to joining the Company, Mr. Kanganis served in various sales positions, including the Vice President of National Accounts, for Teleflora LLC from 1989 to September 2000. Mr. Kanganis worked in his family’s New York based flower shop from 1979 to 1989. Mr. Kanganis received a Bachelor of Science degree in Business Administration from Manhattan College and currently serves on the Society of American Florists’ National Convention Committee.

Stephen W. Richards.  Mr. Richards was appointed an Executive Vice President of the Company in July 2006, upon the Company’s acquisition of Interflora, and has served as the Chief Executive Officer of Interflora since September 2003. Mr. Richards led the 3i backed ‘incorporation’ of Interflora’s trade association in February 2005. Prior to joining Interflora, Mr. Richards’s retail and marketing background began with Marks & Spencer stores, Lillywhites Limited and culminated in the role of Managing Director of Manchester United Merchandising Limited. Mr. Richards has also spent three years running his own textile business. Mr. Richards received a Bachelor of Science Degree from Manchester University in 1979.

William J. Van Cleave.  Mr. Van Cleave was appointed as the Executive Vice President of FTD.COM in June 2006. Previously he served as the Executive Vice President of Member Services from March 2002 to January 2007. In addition, he served as Executive Vice President of Mercury Technology from May 2002 to December 2002. From August 1999 through March 2002, Mr. Van Cleave served as Vice President-Marketing of FTD.COM. Prior to joining the Company in August 1999, he was the Marketing Director of americangreetings.com, the Internet marketing division of American Greetings Corporation, from November 1995 to July 1999. From August 1990 to October 1995, Mr. Van Cleave served in various other capacities at American Greetings Corporation. Mr. Van Cleave received a Bachelor of Science degree from Miami University in 1986 and a Masters of Business Administration from Case Western Reserve University in 1990.

COMPENSATION COMMITTEE REPORT

The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2007 Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K.

Compensation Committee of the Board of Directors

Timothy J. Flynn, Chairman
Adam M. Aron
Thomas M. White

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee currently consists of Messrs. Flynn, Aron and White, none of whom has been an officer or employee of the Company. None of the Company’s executive officers currently serves, or in the past has served, on the board of directors or compensation committee (or committee performing equivalent functions) of any other company that has or had one or more executive officers serving on the Company’s Board of Directors or Compensation Committee.

Forward-Looking Statements

This Proxy Statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the cautionary statements in Item 1A of our Annual Report on Form 10-K for the year ended June 30, 2007 and in any subsequent reports on Form 10-Q or Form 8-K.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

The general philosophy of the Compensation Committee is to provide executive compensation designed to attract and retain world-class talent in a highly competitive industry, while at the same time delivering sustained value to the Company’s stockholders. In furtherance of these goals, the Company’s executive compensation programs are designed to link a meaningful portion of compensation “opportunity” to the performance of the Company and the executive, as demonstrated by achieving specific, measurable targets, with an appropriate balance between retention and risk. The Compensation Committee is also committed to the concept of significant ownership of the Common Stock by executive officers in order to align the short-term and long-term interests of our executive officers with those of our stockholders.

The Compensation Committee does not have a strict policy for allocating between long-term and currently paid compensation or between cash and non-cash compensation. It strives to create an appropriate mix of compensation that rewards and motivates annual and long-term performance by making the elements of compensation payable bi-weekly (salary), annually (performance-based bonuses) and over many years (equity-based awards with long-term vesting schedules). The Compensation Committee believes that no single element achieves its compensation objectives, and that no single mix of the elements would be optimal for all of the Named Executive Officers as a group. Allocations are thus made on a case-by-case basis.

Role of the Compensation Committee

The compensation of our Named Executive Officers is determined by the Compensation Committee. In making decisions affecting executive compensation, the Compensation Committee reviews the nature and scope of the executive officer’s responsibilities as well as his or her effectiveness in supporting the Company’s long-term goals. The Compensation Committee also considers the compensation practices of companies that are of similar size to the Company as well as the compensation practices of companies providing similar services and products as the Company. Our Chief Executive Officer offers recommendations on the compensation of other executives, but the Compensation Committee alone determines the Chief Executive Officer’s compensation. The Company does not have a policy to predetermine specific compensation relative to the compensation paid by other companies.

The Compensation Committee has the authority to retain the services of outside advisors, experts, counsel, and compensation and benefits experts to assist it in the evaluation of the compensation of our executive officers and directors and of our compensation framework generally. The Compensation Committee did not retain a compensation consultant in the fiscal year ended June 30, 2007 but intends to consider engaging a consultant in fiscal year 2008.

Elements of Executive Compensation

There are two primary types of compensation provided to the Company’s Named Executive Officers:

•	annual compensation, which includes base salary and annual performance bonuses; and

•	long-term compensation, which may include stock options, restricted stock awards and other equity-based compensation.

Base Salary.  Base salaries are intended to provide a stable annual income for the Named Executive Officers. We determine base salaries for our Named Executive Officers based on each executive’s position level, taking into account each executive’s contributions to the Company and the level required to retain the executive. Although we have not benchmarked our compensation to the levels paid by other companies, base salaries are intended to be competitive within the marketplace. We intend to begin benchmarking our compensation in fiscal year 2008.

Base salaries are generally reviewed annually, but may be adjusted by the Compensation Committee more frequently as necessary to realign salaries with market levels.

Annual Performance Bonuses.  Our Named Executive Officers are eligible to receive annual performance-based bonuses at the discretion of the Compensation Committee. Annual performance bonuses are intended to link each officer’s compensation to the Company’s and individual’s performance. They are intended to advance the Company’s interests and those of our stockholders by assisting us in attracting and retaining executive officers who, given the extent of their responsibilities, can make significant contributions to our success through their ability, industry expertise, loyalty and exceptional services.

Annual performance bonuses are awarded under the Incentive Bonus Plan of FTD Group, Inc. (the “Bonus Plan”). The Bonus Plan covers approximately 40 key employees, including all of our Named Executive Officers. It provides additional compensation based on a percentage of the employees’ base salaries in the event that (i) the Company achieves one or more targets based on the Company’s earnings before interest, taxes, depreciation and amortization, deferred compensation and other non-recurring items and (ii) the individual achieves specified goals. The Compensation Committee establishes the performance criteria and goals that will be used to calculate our executive officers’ compensation for each fiscal year. By determining performance criteria and setting goals as early as possible in each fiscal year, our executive officers understand our goals and priorities during the current fiscal year.

For the year ended June 30, 2007, our performance targets were based on consolidated earnings before interest, taxes, depreciation and amortization, stock-based compensation, deferred compensation and other non-recurring items and were between $85.6 million (minimum) and $92.2 million (maximum) for Mr. Soenen and Ms. Sheehan; domestic earnings before interest, taxes, depreciation and amortization, stock-based compensation, deferred compensation and other non-recurring items and were between $73.0 million (minimum) and $77.0 million (maximum) for Messrs. Van Cleave and Burney; and Interflora’s earnings before interest, taxes, depreciation and amortization, stock-based compensation, deferred compensation and other non-recurring items and were between £7.4 million (minimum) and £8.8 million (maximum) for Mr. Richards, or $14.4 million (minimum) and $17.1 million (maximum), using an average exchange rate for the period July 31, 2006 through June 30, 2007. We utilize “EBITDA” performance targets under the Bonus Plan because we believe that “EBITDA” is the most appropriate indicator of the Company’s financial performance and ability to service its debt. In addition “EBITDA” is used as a performance measure under the Company’s senior credit facility, the indenture governing the Company’s senior subordinated notes and it is utilized by our stockholders and others to evaluate the Company’s performance. In addition, the Compensation Committee established individual goals for each of our Named Executive Officers. These individual goals vary by Named Executive Officer. For fiscal year 2007, individual goals for officers responsible for our business segments were generally tied to specific operational objectives for the segment managed by the executive. For our other executives, the individual goals were generally tied to specific objectives within their area of responsibility. The performance targets determine the maximum bonus, while the individual goals can only decrease the annual bonus.

If the above maximum performance targets and individual goals were met by each Named Executive Officer, the Compensation Committee could award a bonus based on a percentage of the officer’s base salary as follows: Mr. Soenen, 200 percent; Ms. Sheehan and Messrs. Burney, Richards and Van Cleave, 100 percent. Executives achieved between 55% and 100% of their fiscal year 2007 targets. In addition, the Compensation Committee exercised their discretion to award Ms. Sheehan a one time additional bonus of 50% of her base salary for her performance during fiscal year 2007.

In June 2007, the Compensation Committee amended the threshold and target bonus percentages for Mr. Soenen to 50% and 100% of his base salary, respectively, and for the other Named Executive Officers to 25% and 50% of the officer’s base salary, respectively.

The Company and individual performance targets for the fiscal year ended June 30, 2007 were challenging but attainable. None of the targets were certain to be achieved at the time they were established. In determining the potential awards, the Compensation Committee considered each Named Executive Officer’s position, responsibilities and prospective contribution to the attainment of our performance targets. The percentage of total compensation represented by annual performance bonuses is generally higher for more senior executives to reflect their greater influence on profits and sales and to put a greater percentage of their total potential cash compensation “at risk.” Accordingly, our Chief Executive Officer, Mr. Soenen, was at the top end of the range. The Bonus Plan gives the Compensation Committee the discretion to award additional bonus payments to Named Executive Officers should the approved targets be exceeded. The Board of Directors may amend or terminate the Bonus Plan at any time in its sole discretion.

Annual performance bonuses complement the approach of our equity-based compensation program described below, which is focused on our long-term achievement of total stockholder return.

Cliff Bonus

In July 2006, in conjunction with the purchase of Interflora, a long-term incentive compensation plan was put in place by the Company for certain members of the Interflora management team (the “Cliff Bonus”). Under the terms of the plan, participants will be paid a cash bonus upon achieving a specified annual earnings target if such target is achieved in any annual period within the seven years following the acquisition. Mr. Richards’s targeted payout under this plan is £1.4 million, or $2.9 million using an exchange rate as of June 30, 2007. In order to be eligible to receive the Cliff Bonus, Mr. Richards must remain employed with Interflora until the specified annual earnings target is achieved (or his employment must be terminated as a

“Good Leaver” during the 12-month period prior to the achievement of the earnings target, in which case he would be entitled to receive his pro rata portion of the bonus).

Equity-Based Compensation

Awards of equity-based compensation are intended to encourage actions to maximize stockholder value. Such awards are made pursuant to the FTD Group, Inc. 2005 Amended and Restated Equity Incentive Award Plan (the “2005 Plan”). The principal purpose of the 2005 Plan is to attract, retain and motivate our Named Executive Officers, and other selected employees, consultants and directors through the granting of stock-based compensation awards. The 2005 Plan also aligns the interests of our Named Executive Officers with the long-term and short-term interests of stockholders and encourages the long-term investment in the Company by participating Named Executive Officers.

The 2005 Plan provides for a variety of equity-based awards, including non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended), stock appreciation rights, restricted stock awards, restricted stock unit awards, deferred stock payment awards, dividend equivalents, performance share awards, performance stock unit awards, stock payment awards, performance-based awards and other stock-based awards. A maximum of 1,500,000 shares of common stock may be granted to any one participant during a one-year period (measured from the date of any grant).

The 2005 Plan is administered by the Compensation Committee, which determines who will be granted awards, the type of award to be granted, the number of shares subject to the award, and the terms and conditions of the awards, consistent with the 2005 Plan. Our Chief Executive Officer makes periodic recommendations of equity-based awards (other than for himself), which the Compensation Committee then considers, and may approve, revise or reject.

Stock Options.  The Compensation Committee determines the per share exercise price of stock options granted under the 2005 Plan. However, the per share option exercise price may not be less than 100% of the fair market value of shares of the common stock on the grant date and, with respect to an incentive stock option granted to any individual who, at the time of the grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of the Company’s capital stock, may not be less than 110% of the fair market value of shares of the common stock on the grant date. The term of an option is set by the Compensation Committee, subject to the following conditions: (i) no option term may be longer than ten years from the date of grant and (ii) the option term for an incentive stock option granted to a person owning more than 10% of the total combined voting power of all classes of the Company’s capital stock may not exceed five years from the date of grant.

The Compensation Committee’s procedure for timing of equity grants provides assurance that the grant timing is not being manipulated to result in a price that is favorable to the grantee. The grants are typically reviewed and approved at the Compensation Committee’s fourth or first quarter meeting, to closely align with the Company’s assessment of prior year goals and objectives and establishment of the current fiscal year’s goals and objectives.

During fiscal year 2007, the Company granted 841,666 options to the Named Executive Officers as follows: Mr. Soenen, 375,000 options; Ms. Sheehan, 300,000 options; Mr. Burney, 50,000 options; and Mr. Van Cleave, 116,666 options. Options granted to the Named Executive Officers during the 2007 fiscal year vest equally over a five-year period. The Compensation Committee believes a five-year vesting schedule promotes retention and provides our Named Executive Officers with an incentive to contribute to stockholder value over the long term.

On July 9, 2007, the Compensation Committee made a restricted stock award to each Named Executive Officer under the 2005 Plan. These awards are not reflected in the Summary Compensation Table as they were not granted in the fiscal year ended June 30, 2007.

Perquisites and Other Benefits

The Company provides Named Executive Officers with perquisites and other benefits that we believe are reasonable and consistent with our overall executive compensation program. The costs of these benefits constitute only a small portion of each Named Executive Officer’s total compensation and include Company contributions to the Company’s defined contribution benefit plan, the value attributable to personal use of Company-provided automobiles and in the U.K., Company paid premiums for private health care insurance.

Employment Agreements, Severance Benefits and Change of Control Provisions

We offer certain of our Named Executive Officers severance payments and benefits in the event of a “change of control.” FTDI has entered into employment agreements with each of Messrs. Burney and Van Cleave, each dated as of May 20, 2003, and amended as of October 5, 2003 and February 24, 2004. In addition, Ms. Sheehan and the Company entered into a letter agreement dated May 22, 2006, which was subsequently replaced and superseded by an Employment Agreement between Ms. Sheehan and FTDI entered into on July 24, 2007. For a detailed discussion of our employment agreements, please see the descriptions under the headings “Executive Compensation — Employment Agreements” and “Executive Compensation — Potential Payments upon Termination or Change of Control.”

Severance Benefits.  Each of the above Named Executive Officer’s employment agreement provides that if:

•	FTDI fails to renew the executive’s employment agreement at the end of its term;

•	FTDI terminates the executive’s employment without cause (other than upon a change of control ); or

•	the executive resigns following his or her assignment to a position that represents a material diminution in the executive’s operating responsibilities (other than upon a change of control);

then the executive is entitled to receive certain termination benefits, which include the continuation of his or her most recent base salary for one year from the effective date of any such termination and any pro rata bonus to which the executive may be entitled pursuant to the agreement.

Our philosophy is to provide severance packages that we believe enable the Company to retain qualified executives, maintain a stable work environment for the executive officers with such benefits, and provide economic security to the executives in the event of certain terminations of employment. Our severance arrangements are designed to limit distractions to the Named Executive Officers in the performance of their duties and allow the executives to focus on achieving superior company performance and building stockholder value.

Change of Control.  In addition, each employment agreement provides that the Named Executive Officer is entitled to receive certain severance benefits upon a change of control if, during the two years following a change of control, the executive’s employment is terminated or not renewed (other than for cause, death or permanent disability) or the executive resigns because:

•	FTDI fails to elect or re-elect or otherwise to maintain the executive in the office or the position, or a substantially equivalent office or position, which the executive held immediately prior to the change of control;

•	there is (i) a material adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position that the executive held immediately prior to the change of control (except for changes resulting from the Company ceasing to be a public company or the executive no longer having the duties held by an officer of a public company); (ii) a reduction in the executive’s base salary or a material modification in the scope of the executive’s right to participate in any bonus program offered to similarly-situated employees as in effect immediately prior to the change of control; or (iii) the termination, denial or reduction in scope or value of the executive’s rights to certain additional employment-related benefits at least as great in the aggregate as those payable immediately prior to the change of control;

•	a change in the scope of the business or other activities for which the executive is responsible, which has rendered the executive unable to carry out any material portion of the duties attached to the executive’s position immediately prior to the change of control (except for changes resulting from the Company ceasing to be a public company or the executive no longer having the duties held by an officer of a public company;

•	FTDI’s liquidation, dissolution, merger, consolidation or reorganization or transfer of all or substantially all of FTDI’s business and/or assets; or

•	the executive’s principal location of work changed to any location that is more than 50 miles from his or her current principal location of work immediately prior to a change of control.

This approach to compensation in the event of a change in control is sometimes referred to as a “double trigger” because the intent is to provide appropriate benefits in the event of termination following a change of control, rather than to provide a change of control bonus. Our change-of-control benefits are intended to focus each Named Executive Officer who receives such benefits on completing a transaction that will be in the best interests of our stockholders rather than on concerns about future employment. We believe that it is important to provide benefits in both the event of actual termination and in the case of constructive termination. Excluding instances of constructive termination from the types of termination covered by our change-of-control benefits would risk that an acquirer of us could avoid paying severance by fostering an inhospitable work environment for the executives, thereby ensuring their voluntary exit.

These change-of-control benefits include, among other things, a lump sum payment equal to the sum of (i) the executive’s base salary for two years at the highest rate during the three years prior to termination, (ii) two times the executive’s target performance bonus for the fiscal year in which the change of control or termination occurs, whichever is higher and (iii) any pro rata performance bonus to which the executive may be entitled for the fiscal year in which the change of control or termination occurs, whichever is higher. For two years after the date of termination, each executive is entitled to certain health benefits, life insurance and disability insurance and reasonable and customary executive outplacement services not to exceed $20,000.

A “change of control” is defined in each executive’s employment agreement to include:

•	the acquisition by any person of more than 50% of FTDI’s voting stock or the voting stock of FTD, Inc.;

•	a change in a majority of FTDI’s directors or the directors of FTD, Inc.;

•	the consummation of a reorganization, merger or consolidation or sale of all or substantially all of FTDI’s assets or the assets of FTD, Inc.; or

•	the approval by FTDI’s stockholders or the stockholders of FTD, Inc. of a complete liquidation or dissolution of FTDI or FTD, Inc.

Each of the employment agreements with Messrs. Burney and Van Cleave and Ms. Sheehan also provides that any of the executive’s outstanding stock options or restricted stock awards will become immediately exercisable or vest in full, as the case may be, upon a change of control.

Mr. Richard’s employment agreement with Interflora, the Company’s indirect subsidiary, does not contain severance or change of control benefits. Mr. Soenen is not a party to an employment agreement with the Company.

Tax Impact of Executive Compensation

In determining executive compensation, the Compensation Committee considers, among other factors, the possible tax consequences to the Company and to the Company’s executive officers, including the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and the other Named Executive Officers, other than compensation that is performance-based under a plan that is approved by the stockholders of the

Company and that meets certain other technical requirements. However, tax consequences, including but not limited to tax deductibility by the Company, are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof and the timing and nature of various decisions by executives regarding options and other rights) that are beyond the control of either the Compensation Committee or the Company. In addition, the Compensation Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated objectives. For all of the foregoing reasons, the Compensation Committee, while considering tax deductibility as one of its factors in determining compensation, will not limit compensation to those levels or types of compensation that will be deductible. The Compensation Committee will, of course, consider alternative forms of compensation, consistent with its compensation goals, that preserve deductibility.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth information concerning total compensation earned or paid to (i) our Chief Executive Officer (ii) our Chief Financial Officer and (iii) the three other most highly compensated executive officers of the Company for services rendered to us for the fiscal year ended June 30, 2007. We refer to these officers as the Named Executive Officers.

Summary Compensation Table

					Non-Equity
				Option	Incentive Plan	All Other
Name and Principal Position	Salary(1)	Bonus		Awards(3)	Compensation(4)	Compensation		Total

Michael J. Soenen
Director, Chief Executive Officer and President	$663,461	$—		$655,213	$1,327,000	$4,265	(5)	$2,649,939
Becky A. Sheehan
Chief Financial Officer	$267,596	$308,800	(2)	$302,880	$267,600	$6,400	(6)	$1,153,276
Jon R. Burney
Executive Vice President, General Counsel and Secretary	$203,000	$—		$82,175	$150,000	$2,758	(7)	$437,933
Stephen W. Richards
Executive Vice President and Chief Executive Officer of Interflora	$303,089	$—		$—	$303,089	$47,506	(8)	$653,684
William J. Van Cleave
Executive Vice President of FTD.COM	$275,000	$—		$179,473	$150,000	$3,140	(9)	$607,613

(1)	Reflects base salary before pre-tax contributions and therefore includes compensation deferred under our 401(k) Plan.

(2)	Represents a sign on bonus, paid on the first day of employment with the Company, and a one time additional bonus of 50% of her base salary for her performance during the 2007 fiscal year.

(3)	Represents the annual compensation cost recognized for financial statement reporting purposes with respect to the 2007 fiscal year in accordance with SFAS 123(R) for the fair value of stock options that were awarded through fiscal year 2007. The fair value is calculated using the average of the high and low share price of our common stock on the grant date for the shares awarded. Pursuant to SEC rules, the amount shown excludes the impact of estimated forfeitures related to service-based vesting conditions.

The reported amounts reflect the Company’s stock-based compensation expense for these awards and do not correspond to the actual value that might be recognized by the Named Executive Officers.

(4)	Reflects performance-based incentive plan cash payout under the Bonus Plan. Amount has been earned in the fiscal year referenced and paid in following fiscal year.

(5)	Reflects $3,875 in matching contributions to FTDI’s 401(k) Retirement Savings Plan (the “401(k) Plan”) and $390 related to a non-smokers credit toward medical insurance premiums.

(6)	Reflects $5,975 Company paid COBRA insurance premiums and $425 related to a non-smokers credit toward medical insurance premiums.

(7)	Reflects $2,108 in matching contributions to the 401(k) Plan and $650 related to a non-smokers credit toward medical insurance premiums.

(8)	Reflects $24,248 in Company contributions to a defined contribution benefit plan, $21,341 related to personal use of a Company issued automobile and $1,917 related to Company paid premiums for private health care insurance.

(9)	Reflects $2,750 in matching contributions to the 401(k) Plan and $390 related to a non-smokers credit toward medical insurance premiums.

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our Named Executive Officers for the year ended June 30, 2007.

							All Other	Exercise or
							Option Awards:	Base Price	Grant Date
				Estimated Future Payouts Under			# of Securities	of Option	Fair Value
	Award	Grant	Approval	Non-Equity Incentive Plans(2)			Underlying	Awards	of Stock and
Name	Type	Date	Date(1)	Threshold	Target	Maximum	Options	($/share)	Option Awards(3)

Michael J. Soenen	Bonus Plan	8/8/06	8/8/06	$265,384	$530,769	$1,327,000	—	—	—
	Option Grant	8/14/06	6/26/06	—	—	—	375,000	$16.20	$2,406,225
Becky A. Sheehan	Bonus Plan	8/8/06	8/8/06	$53,519	$107,038	$267,600	—	—	—
	Option Grant	7/5/06	6/26/06	—	—	—	300,000	$16.20	$1,532,070
Jon R. Burney	Bonus Plan	8/8/06	8/8/06	$40,600	$81,200	$203,000	—	—	—
	Option Grant	8/14/06	6/26/06	—	—	—	50,000	$16.20	$320,830
Stephen W. Richards	Bonus Plan	8/8/06	8/8/06	$75,772	$151,545	$303,089	—	—	—
William J. Van Cleave	Bonus Plan	8/8/06	8/8/06	$55,000	$110,000	$275,000	—	—	—
	Option Grant	8/14/06	6/26/06	—	—	—	116,666	$16.20	$748,599

Note, the Company granted the following restricted stock awards to the Named Executive Officers in fiscal year 2008: Michael J. Soenen — 95,000, Becky A. Sheehan — 30,000, Jon R. Burney — 5,000, Stephen W. Richards — 10,000 and William J. Van Cleave — 15,000, which are not included in the above table.

(1)	Reflects the date on which the grants were approved by the Board of Directors or the Compensation Committee.

(2)	Actual awards for fiscal year 2007 were as follows: Mr. Soenen — $1,327,000, Ms. Sheehan — $267,600, Mr. Burney — $150,000, Mr. Richards — $303,089 and Mr. Van Cleave $150,000.

(3)	Reflects the grant date fair value of stock options as calculated in accordance with Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, using a Black-Scholes option valuation model, the assumptions for which are provided in Note 14 of the Company’s 2007 Annual Report on Form 10-K, filed with the SEC on September 6, 2007.

Equity Incentive Award Plan

2005 Plan.  As discussed in the “Compensation Discussion and Analysis” above, the Board of Directors has adopted, and the Company’s stockholders have approved, the 2005 Plan. The 2005 Plan amended and restated the Company’s Stock Option Plan originally adopted on September 30, 2004 (the “Original Plan”). The principal purpose of the 2005 Plan is to attract, retain and motivate selected employees, consultants and directors through the granting of stock-based compensation awards. The 2005 Plan provides for a variety of such awards, including non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended), stock appreciation rights, restricted stock awards, restricted stock unit awards, deferred stock awards, dividend equivalents, performance share awards, performance stock unit awards, stock payment awards, performance-based awards and other stock-based awards. A total of 4,592,778 shares of Common Stock are reserved for issuance under the 2005 Plan, which may be used for any of the types of awards permitted under the 2005 Plan. A maximum of 1,500,000 shares of Common Stock may be granted to any one participant during a one-year period (measured from the date of any grant). The 2005 Plan does not apply to stock options that were granted under the Original Plan prior to the effective date of the 2005 Plan, which continue to be subject to the terms and conditions of the Original Plan.

Administration.  The 2005 Plan is administered by the Compensation Committee. The Compensation Committee has the power to interpret the 2005 Plan and to adopt such rules for the administration, interpretation and application of the 2005 Plan according to its terms. To the extent permitted by applicable law, the Board of Directors or the Compensation Committee may also delegate to one or more members of the Board of Directors or one or more of the Company’s officers the power, among other things, to designate which of our non-officer employees shall receive stock awards, and the number of shares of the Common Stock that will be subject to each award, subject to a maximum aggregate number of shares specified by the Board of Directors or the Compensation Committee at the time the delegation to the director(s) or officer(s) is made.

Grant of Awards.  Certain employees, consultants and directors are eligible to be granted awards under the 2005 Plan. The Compensation Committee determines:

•	which employees, consultants, and directors are to be granted awards;

•	the type of award that is granted;

•	the number of shares subject to the awards; and

•	the terms and conditions of the awards, consistent with the 2005 Plan.

Limitation on Incentive Stock Option Treatment.  Only the Company’s employees may be granted incentive stock options. Even if an option is designated as an incentive stock option, no option will qualify as an incentive stock option if the aggregate fair market value of the Common Stock (as determined as of the date of grant) with respect to all of a holder’s incentive stock options exercisable for the first time during any calendar year exceeds $100,000. Any option failing to qualify as an incentive stock option will be deemed to be a non-qualified stock option.

Stock Option Exercise Prices.  The Compensation Committee sets the per share exercise price of stock options granted under the 2005 Plan. However, the per share option exercise price may not be less than 100% of the fair market value of shares of the Common Stock on the grant date and, with respect to an incentive stock option granted to any individual who, at the date of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of the Company’s capital stock, may not be less than 110% of the fair market value of shares of the Common Stock on the grant date.

Expiration of Stock Options.  The term of an option is set by the Compensation Committee subject to the following conditions: (i) no option term may be longer than ten years from the date of grant and (ii) the option term for an incentive stock option granted to a person owning more than 10% of the total combined voting power of all classes of the Company’s capital stock may not exceed five years from the date of grant.

Other Equity Awards.  In addition to stock options, the Compensation Committee may also grant to certain employees, consultants and directors stock appreciation rights, shares of restricted stock, restricted stock units, dividend equivalents, performance share awards, performance stock unit awards, stock payment awards, deferred stock awards, performance-based awards, or other stock-based awards, with such terms and conditions as the Compensation Committee may, subject to the terms of the 2005 Plan, establish. Such awards may be settled in cash, stock or a combination thereof. Under the 2005 Plan, performance share awards, performance stock unit awards and performance-based stock awards are intended to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, and its underlying regulations, in order to allow these awards, when payable, to be fully tax deductible by the Company.

Adjustments of Awards.  If the Compensation Committee determines that a stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of company assets to stockholders (other than normal cash dividends), or any other corporate event affecting the stock or the share price of the stock affects the Common Stock in a manner that causes dilution or enlargement of benefits or potential benefits under the 2005 Plan, then the Compensation Committee may appropriately and equitably adjust:

•	the aggregate number of, and kind of, shares of the Common Stock subject to the 2005 Plan;

•	the number of, and kind of, shares of the Common Stock subject to the outstanding awards;

•	the price per share of the Common Stock upon exercise of outstanding options; and

•	the financial or other performance targets specified in each option agreement for determining the exercisability of options.

In such a case, the Compensation Committee may, subject to the terms of the 2005 Plan, take the following actions:

•	provide for either termination of any award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the holder’s rights or the replacement of an award with other rights or property;

•	provide that an award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

•	provide that an award will be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the 2005 Plan or the applicable award agreement; and

•	provide that the award cannot vest, be exercised or become payable after such an event.

The Compensation Committee (or the Board of Directors, in the case of options granted to independent directors) may, in its sole discretion, include such further provisions and limitations in any award agreement as it may deem equitable and in our best interests.

Amendment and Termination.  The Board of Directors or the Compensation Committee (with board approval) may amend, suspend and terminate the 2005 Plan anytime from time to time. However, the Company must generally obtain approval of the Company’s stockholders to: (i) increase the number of shares available under the 2005 Plan; (ii) grant options with an exercise price that is below 100% of the fair market value of shares of the Common Stock on the grant date; (iii) extend the exercise period for an option beyond 10 years from the date of grant; (iv) take any action that results in a material increase in benefits or a change in eligibility requirement; or (v) the extent required by applicable law, rule or regulation (including any applicable stock exchange rule).

Absent approval of the Company’s stockholders, no option may be amended to reduce the per share exercise price of the shares subject to such option below the per share exercise price of such option on the grant date and no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price. In addition, the Company may not terminate, amend, or modify the 2005 Plan in a manner that adversely affects in any material way any previously granted award without the participant’s prior written consent.

Effective and Expiration Date.  The 2005 Plan was effective as of February 7, 2005, the date it was approved by the Company’s stockholders. The 2005 Plan will expire on, and no option or other award may be granted pursuant to the 2005 Plan after, the earlier of the tenth anniversary of the date it is approved by the (i) Company’s stockholders and (ii) Board of Directors. Any awards that are outstanding on February 7, 2015 will remain in force according to the terms of the 2005 Plan and the applicable award agreement.

Incentive Bonus Plan

The Board of Directors has adopted the Incentive Bonus Plan of FTD Group, Inc. (the “Bonus Plan”). Messrs. Soenen, Burney, Richards and Van Cleave and Ms. Sheehan, along with other executive officers, are participants in the Bonus Plan. The Bonus Plan covers approximately 40 key employees and provides additional compensation based on a percentage of the employees’ base salaries in the event that (i) the Company achieves one or more targets based on the Company’s earnings before interest, taxes, depreciation and amortization, stock-based compensation, deferred compensation and other non-recurring items and (ii) the individual achieves specified goals. Pursuant to the Bonus Plan and related to fiscal year ended June 30, 2007 Mr. Soenen received a bonus of $1,327,000, Ms. Sheehan received a bonus of $267,600, Mr. Burney received a bonus of $150,000, Mr. Richards received a bonus of $303,089 and Mr. Van Cleave received a bonus of $150,000. The Board of Directors may amend or terminate the Bonus Plan at any time in its sole discretion.

Equity-Based Compensation

During fiscal year 2007, the Company granted 1,380,217 options to employees and directors of the Company. Options granted to employees during the fiscal year ended June 30, 2007 vest equally each year over an approximate five-year period. Options granted to directors during the fiscal year ended June 30, 2007 either vest equally in thirds, one-third on the date of grant, one-third on the first anniversary of the date of grant and the remaining one-third on the second anniversary of the date of grant or vest in full on the first anniversary of the date of grant.

Employment Agreements With Named Executive Officers

FTDI has entered into employment agreements with each of Messrs. Burney and Van Cleave, each dated as of May 20, 2003, and amended as of October 5, 2003 and February 24, 2004. In addition, Ms. Sheehan and the Company entered into a letter agreement dated May 22, 2006, which was subsequently replaced and superseded by an Employment Agreement between Ms. Sheehan and FTDI entered into on July 24, 2007. Pursuant to these employment agreements, each executive has agreed to serve as an officer of FTDI or in a substantially similar position with any entity that acquires FTDI through May 31, 2004, and in the case of Ms. Sheehan, through June 30, 2008, with the term of each agreement renewing automatically for one year periods thereafter unless terminated as provided in the agreement prior to the end of the term. None of these agreements has been terminated. Each executive has agreed to the following minimum base salaries or such greater amount as determined by the Board of Directors or the Compensation Committee plus a performance bonus as set by the Board of Directors or the Compensation Committee: Mr. Burney, $195,000, Mr. Van Cleave, $220,000 and Ms. Sheehan, $325,000. The employment agreements also provide that each executive is entitled to four weeks of paid vacation per year, reimbursement for all reasonable and necessary travel expenses and other disbursements incurred by each executive for or on FTDI’s behalf and additional employment-related benefits that are made available from time to time to FTDI’s employees who are at comparable levels to each executive.

In addition, the Company’s indirect subsidiary, Interflora, has entered into an employment agreement with Mr. Richards dated as of February 8, 2005 and amended as of July 31, 2006. Pursuant to this employment agreement, Mr. Richards has agreed to serve as the Chief Executive Officer of Interflora, or in such other similar capacity as Interflora reasonably directs under the terms of the agreement, for an initial period until February 8, 2007 and continuing thereafter until the agreement is terminated by either party upon 6 months written notice. Neither party has provided notice of termination. Mr. Richards has agreed to a minimum base salary of £169,800 (or $340,300 using an exchange rate as of June 30, 2007), which is reviewed annually and increased by such amount as determined by Interflora, but not less than the increase in the index of rental prices (all items) during the relevant period. Under the agreement, Mr. Richards is also entitled to participate in two bonus programs, the Bonus Plan and Cliff Bonus (please see “Compensation Discussion and Analysis” for a discussion of these plans). The employment agreement further provides that Mr. Richards is entitled to: (i) 25 days of paid vacation and 65 paid sick days per year, (ii) a car allowance of £12,000 per year (or $24,000 using an exchange rate as of June 30, 2007) and reimbursement for authorized business mileage (or, at Mr. Richard’s election, a car provided by Interflora with a lease value of £650, or $1,300 using an exchange rate as of June 30, 2007, per month), (iii) reimbursement for all reasonable expenses incurred in the performance of his duties, (iv) participate in Interflora’s pension plan, with Interflora contributing 8% of Mr. Richard’s salary to such plan, and (v) life and health insurance benefits.

Please see “Compensation Discussion and Analysis — Employment Agreements, Severance Benefits and Change of Control Provisions” for information on the severance benefits and change of control provisions on the employment agreements with our Named Executive Officers.

Mr. Soenen is not a party to an employment agreement with the Company.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards at June 30, 2007 granted to each of our Named Executive Officers.

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option	Option
	Options(#)	Options(#)	Exercise	Expiration
Name	Exercisable	Unexercisable(1)	Price	Date

Michael J. Soenen	201,891	343,610	$3.00	9/30/2014
	75,000	300,000	$16.20	8/14/2016
Becky A. Sheehan	60,000	240,000	$13.565	7/5/2016
Jon R. Burney	20,209	36,666	$3.00	9/30/2014
	10,000	40,000	$16.20	8/14/2016
Stephen W. Richards	—	—	—	—
William J. Van Cleave	35,613	67,221	$3.00	9/30/2014
	23,333	93,333	$16.20	8/14/2016

(1)	Refer to “ — Potential Payments upon Termination or Change of Control” for circumstances under which the terms of the vesting of equity awards may be accelerated.

Option Exercises and Stock Vested

The following table summarizes the option exercises and vesting of stock awards for each of our Named Executive Officers for the year ended June 30, 2007.

	Option Awards
	Number of
	Securities Acquired	Value Realized
Name	on Exercise	on Exercise(1)

Michael J. Soenen	379,500	$5,502,750
Becky A. Sheehan	—	—
Stephen W. Richards	—	—
Jon R. Burney	43,125	625,313
William J. Van Cleave	80,500	1,167,250

(1)	The value realized upon exercise of stock options reflects the price at which shares acquired upon exercise of the stock options were sold or valued for income tax purposes, net of the exercise price for acquiring the shares.

Potential Payments upon Termination or Change of Control

Employment Agreements.  Please see “Compensation Discussion and Analysis — Employment Agreements, Severance Benefits and Change of Control Provisions” above for information on the circumstances that would trigger payments of severance and change of control benefits under the employment agreements with our Named Executive Officers. That discussion also includes a description of the payments and benefits the Named Executive Officers party to employment agreements with us would receive in the event of termination or change of control followed by termination.

Assuming termination following a change of control on June 30, 2007 that entitled the executive to change of control benefits, the following Named Executive Officers would receive the benefits in the table below. The base salary and target performance bonus benefits would be payable in a lump sum payment. The insurance benefits and outplacement services benefits would be payable when incurred.

		Two Times Target	Pro Rata	Insurance Benefits
	Base Salary for	Performance	Performance	and Outplacement
Name	Two Years(1)	Bonus(2)	Bonus(3)	Services(4)	Total(5)

Becky A. Sheehan	$650,000	$325,000	$267,600	$57,500	$1,300,100
Jon R. Burney	410,000	205,000	150,000	43,500	808,500
William J. Van Cleave	550,000	275,000	150,000	44,800	1,019,800

(1)	The executive would be entitled to be paid in a lump sum base salary for two years at the highest rate in effect for any period during the three-year period prior to the date of termination.

(2)	The executive would be entitled to receive two times the executive’s target performance bonus as set by the board for the fiscal year in which the change of control or date of termination occurs, whichever is higher.

(3)	The executive would be entitled to receive any pro rata performance bonus to which the executive may be entitled for the fiscal year in which the change of control or date of termination occurs, whichever is higher.

(4)	For two years, the executive would be entitled to receive (i) health benefits substantially similar to those which the executive was receiving or entitled to receive immediately prior to the date of termination, (ii) life insurance and disability insurance or coverage at least equivalent to that the executive was receiving or entitled to receive immediately prior to the date of termination, and (iii) reasonable and customary executive outplacement services in an amount not to exceed $20,000.

(5)	This amount represents to total of all payments made in connection with a termination following change of control.

Assuming termination on June 30, 2007 not in connection with a change of control that entitled the executive to severance benefits, the following Named Executive Officers would receive the benefits in the table below.

		Pro Rata	Insurance Benefits
		Performance	and Outplacement
Name	Base Salary(1)	Bonus(2)	Services(3)	Total(4)

Becky A. Sheehan	$325,000	$267,600	$38,800	$631,400
Jon R. Burney	205,000	150,000	31,700	386,700
William J. Van Cleave	275,000	150,000	32,400	457,400

(1)	The executive would be entitled to be paid continuing base salary for one year at the highest rate in effect for any period during the three-year period prior to the date of termination.

(2)	The executive would be entitled to receive any pro rata performance bonus to which the executive may be entitled for the fiscal year in which the termination occurs.

(3)	The executive would be entitled to receive (i) health benefits substantially similar to those which the executive was receiving or entitled to receive immediately prior to the date of termination, (ii) life insurance and disability insurance or coverage at least equivalent to that the executive was receiving or entitled to receive immediately prior to the date of termination, and (iii) reasonable and customary executive outplacement services in an amount not to exceed $20,000.

(4)	This amount represents to total of all payments made in connection with a termination.

DIRECTOR COMPENSATION

Director Compensation Table

The following table shows compensation of the non-employee members of our Board for the fiscal year ended June 30, 2007. Any board member who is also an employee of the company does not receive separate compensation for service on the board.

	Fees Earned or	Option
Director	Paid in Cash(1)	Awards(2)	Total

Peter J. Nolan	$—	$—	$—
Robert S. Apatoff	$63,000	$41,154	$104,154
Adam M. Aron	$79,000	$33,411	$112,411
John M. Baumer	$—	$—	$—
William J. Chardavoyne	$46,096	$55,842	$101,938
Timothy J. Flynn	$—	$—	$—
Ted C. Nark	$—	$23,079	$23,079
Thomas M. White	$67,500	$43,192	$110,692
Carrie A. Wolfe	$40,589	$52,613	$93,202

(1)	Directors who are not members of the Company’s management or principals of Leonard Green & Partners, L.P. receive a $25,000 annual retainer, $5,000 per Board meeting attended in person ($1,000 per meeting attended by phone), a one-time grant of an option to purchase 25,000 shares of Common Stock upon joining the Board of Directors (one-third to vest on the grant date, one-third to vest one year from the grant date and one-third to vest two years from the grant date) and an annual grant of an option to purchase 2,500 shares of Common Stock on the date of each annual meeting (vesting one year from the grant date). The members of the Audit Committee receive a $7,500 annual retainer ($20,000 for the Audit Committee Chairman) and $2,000 per meeting attended in person ($1,000 per meeting attended by phone). The members of the Compensation Committee and Nominating and Corporate Governance Committee who are not members of management of the Company or principals of Leonard Green & Partners, L.P. also receive $2,000 per meeting attended in person ($1,000 per meeting attended by phone). In addition, if a director is Chairman of the Compensation Committee or Nominating and Corporate Governance Committee and is not a member of management of the Company or a principal of Leonard Green & Partners, L.P., that individual receives an annual retainer of $5,000. Directors who are employees do not receive additional compensation for serving as directors or for attending Board of Directors or committee meetings. The Company reimburses all directors for their expenses in connection with attending meetings of the Board of Directors or committees of the Board of Directors.

(2)	Represents the annual compensation cost recognized for financial statement reporting purposes with respect to the 2007 fiscal year in accordance with SFAS 123(R) for the fair value of stock options that were awarded through fiscal year 2007. The fair value is calculated using the average of the high and low share price of our common stock on the grant date for the shares awarded. Pursuant to SEC rules, the amount shown excludes the impact of estimated forfeitures related to service-based vesting conditions. The reported amounts reflect the Company’s stock-based compensation expense for these awards and do not correspond to the actual value that might be recognized by the Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the fiscal year ended June 30, 2007 there were no relationships or transactions required to be reported by the Company pursuant to Item 404 of Regulation S-K.

We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s proxy statement. In addition, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing made by the Company under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

As more fully described in its charter, the Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and internal control over financial reporting. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for (i) performing an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) to obtain reasonable assurance that the Company’s consolidated financial statements are free from material misstatement and for expressing an opinion on the conformity of the financial statements with accounting principles generally accepted in the United States and (ii) performing an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) to obtain reasonable assurance that the Company maintained effective internal control over financial reporting as of June 30, 2007, in all material respects. The internal auditor is responsible to the Audit Committee and the Board of Directors for testing the integrity of the financial accounting and reporting control systems and such other matters as the Audit Committee and the Board of Directors determine from time to time.

The Audit Committee of the Company hereby reports as follows:

1. The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended June 30, 2007 with the Company’s management, including a discussion of the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant estimates and judgments and the clarity of disclosures in the financial statements.

2. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement of Auditing Standards No. 61, as amended by Statement of Auditing Standards No. 90 (Audit Committee Communications).

3. The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has discussed with Ernst & Young LLP their independence and considered whether the provision of non-audit services is compatible with maintaining Ernst & Young LLP’s independence.

4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007.

Audit Committee of Our Board of Directors

Adam M. Aron, Chairman
William J. Chardavoyne
Thomas M. White

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The aggregate fees to the Company for each of the last two fiscal years for professional services rendered by the Company’s principal accounting firm, Ernst & Young LLP, as of and for the fiscal years ended June 30, 2007 and 2006, respectively, are set forth in the table below. All such fees were approved, or pre-approved as the case may be, by our Audit Committee as discussed under the heading “Pre-Approval Policies and Procedures” below.

	Fiscal Year Ended June 30,
	2007	2006

Audit Fees(1)	$993,157	$846,500
Audit-Related Fees(2)	104,000	24,325
Tax Fees(3)	66,712	333,272

Total	$1,163,869	$1,204,097

(1)	Audit fees represent the aggregate fees incurred for professional services necessary to perform an audit or review in accordance with the standards of the Public Company Accounting Oversight Board, including services rendered for the audit of the Company’s annual financial statements (including services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) and review of quarterly financial statements. Also includes fees for services that are normally incurred in connection with statutory and regulatory filings or engagements, such as comfort letters, statutory audits, attest services, consents, and review of documents filed with the SEC.

(2)	Audit-related fees represent the aggregate fees incurred for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.”

(3)	Tax fees represent the aggregate fees billed for professional services for tax compliance, tax advice and tax planning.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has a policy that, as of February 7, 2005, requires the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm. Audit Committee pre-approval of audit and non-audit services is not required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the independent registered public accounting firm, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the Company’s independent registered public accounting firm. Audit Committee pre-approval of non-audit services (other than review and attest services) also is not required if such services fall within available exceptions established by the SEC.

* * *

It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

By Order of the Board of Directors,

JON R. BURNEY
Secretary

Dated: October 10, 2007
Downers Grove, Illinois

THE PROPOSALS

PROPOSAL 1
ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

Directors serve one-year terms and are elected annually. The current term of office of all of the Company’s directors expires at the Annual Meeting. The Board of Directors proposes that the following nominees, all of whom are currently serving as directors, be re-elected for a new term of one year and until their successors are duly elected and qualified. Each of the nominees has consented to be named and to serve if elected. If any of them becomes unavailable to serve as a director, the Board of Directors may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board of Directors. The following information is supplied about the nominees for election as directors of the Company:

PETER J. NOLAN Director and Chairman of the Board of Directors since 2004 Age: 49	Mr. Nolan has served as a director of the Company since the consummation of the 2004 Going Private Transaction in February 2004 and was named Chairman in November 2004. Mr. Nolan is a Managing Partner of Leonard Green & Partners, L.P. Mr. Nolan is also a Manager of GEI Capital IV, LLC, an affiliate of Leonard Green & Partners, L.P. Prior to joining Leonard Green & Partners in 1997, L.P., Mr. Nolan was a Managing Director and Co-Head of Donaldson, Lufkin & Jenrette’s Los Angeles Investment Banking Division, which he joined in 1990. Prior to 1990, Mr. Nolan was a First Vice President in corporate finance at Drexel Burnham Lambert from 1986 to 1990, and a Vice President at Prudential Securities, Inc. from 1982 to 1986. Mr. Nolan presently serves on the Board of Directors of AsianMedia Group LLC, Claim Jumper Restaurants, LLC, Rand McNally & Company, Motorsport Aftermarket Group and Activision, Inc., an international publisher of interactive entertainment software products. Mr. Nolan also serves on the Board of Directors of other private companies. Mr. Nolan is a Trustee of Cornell University where he received a Bachelor of Science and an M.B.A. from the Johnson Graduate School of Management at Cornell University.

ROBERT S. APATOFF Director since 2004 Age: 49	Mr. Apatoff has served as a director of the Company since May 2004. Mr. Apatoff has been President and Chief Executive Officer of Rand McNally & Company since July 2003. From 1999 to 2003, he was Senior Vice President and Chief Marketing Officer of Allstate Insurance Company and a member of Allstate’s senior management team. Prior to Allstate, Mr. Apatoff held senior marketing positions at Aetna, Anheuser-Busch and Reebok International, Ltd. Mr. Apatoff presently serves on the Board of Directors of Rand McNally & Company, Intercontinental Art, Inc. and Students in Free Enterprise. In addition, Mr. Apatoff serves on the Board of Trustees of the Goodman Theatre and the Board of Visitors of DePauw University. Mr. Apatoff received a B.A. in Communications from DePauw University.

ADAM M. ARON Director since 2005 Age: 53	Mr. Aron has served as a director of the Company since April 2005. Mr. Aron has served as Chairman and Chief Executive Officer of World Leisure Partners, Inc. since June 2006. From July 1996 through March 2006, Mr. Aron served as Chairman and Chief

Executive Officer of Vail Resorts, Inc. Prior to joining Vail Resorts, Mr. Aron was the President and Chief Executive Officer of Norwegian Cruise Lines Ltd. from 1993 to 1996. From 1990 to 1993, he held the position of Senior Vice President of Marketing for United Airlines and from 1987 to 1990, he was Senior Vice President of Marketing for Hyatt Hotels Corporation. Mr. Aron is also a Director of Starwood Hotels and Resorts Worldwide, Inc., Marathon Acquisition Corp., where he also serves as the Chairman of the Audit Committee, and Rewards Network, Inc. Mr. Aron also serves on the boards of several non-profit and community organizations. Mr. Aron is a member of the Council on Foreign Relations and Business Executives for National Security. Mr. Aron received a Bachelor of Arts from Harvard College and an M.B.A. from the Harvard Business School.

JOHN M. BAUMER Director since 2004 Age: 40	Mr. Baumer has served as a director of the Company since the consummation of the 2004 Going Private Transaction in February 2004. Mr. Baumer has been a partner of Leonard Green & Partners, L.P. since January 2001. Prior to becoming a partner, Mr. Baumer had been a Vice President at Leonard Green & Partners, L.P. since May 1999. Mr. Baumer is a member of GEI Capital IV, LLC, an affiliate of Leonard Green & Partners, L.P. Prior to joining Leonard Green & Partners, L.P., Mr. Baumer was a vice president in the corporate finance division of Donaldson, Lufkin & Jenrette in Los Angeles since 1999 and an associate at Donaldson Lufkin & Jenrette since 1995. Mr. Baumer presently serves on the Board of Directors of The Brickman Group, Ltd., Intercontinental Art, Inc., Leslie’s Poolmart, Inc., Petco Animal Supplies, Inc., VCA Antech, Inc. and Rand McNally & Company. Mr. Baumer also serves as a member of the Audit Committee of Petco Animal Supplies, Inc. and VCA Antech, Inc. Mr. Baumer received a Bachelor of Business Administration from the University of Notre Dame and an M.B.A. from the Wharton School at the University of Pennsylvania.

WILLIAM J. CHARDAVOYNE Director since 2006 Age: 55	Mr. Chardavoyne has served as a director of the Company since July 2006. Mr. Chardavoyne has over 30 years of finance and management experience. Mr. Chardavoyne is the Chief Financial Officer of Brash Entertainment, a global publisher of interactive entertainment software. From 2000 to 2006, Mr. Chardavoyne held the position of Chief Financial Officer for Santa Monica-based Activision, Inc., an international publisher of interactive entertainment software products. Prior to this, Mr. Chardavoyne was Chief Financial Officer for Movietown.com and held several senior management positions in operations and finance at Columbia Tri Star Home Video, a subsidiary of Sony Pictures Entertainment. In addition, Mr. Chardavoyne presently serves on the Board of Directors and the Audit Committee of AVP, Inc. Mr. Chardavoyne received a BBA in accounting from Hofstra University and is a certified public accountant.

TIMOTHY J. FLYNN Director since 2004 Age: 35	Mr. Flynn has served as a director of the Company since the consummation of the 2004 Going Private Transaction in February 2004. Mr. Flynn has been a partner of Leonard Green & Partners, L.P. since January 2005. Prior to becoming a partner, Mr. Flynn had been a Vice President of Leonard Green & Partners, L.P. from March 2003. Prior to joining Leonard Green & Partners, L.P., Mr. Flynn was a Director in the Investment Banking Division of Credit Suisse First Boston in Los Angeles, which he joined in 2000 following Credit Suisse First Boston’s acquisition of Donaldson, Lufkin & Jenrette. Prior to the acquisition, Mr. Flynn worked in the Investment Banking Division of Donaldson, Lufkin & Jenrette from 1996. From 1994 to 1996, Mr. Flynn worked in the Mergers and Acquisitions group at Paine Webber Incorporated. Mr. Flynn also serves on the Board of Directors of Claim Jumper Restaurants, LLC, The Container Store, Inc. and Sagittarius Brands, Inc. Mr. Flynn earned a dual Bachelor of Arts degree in Economics and Political Science from Brown University.

TED C. NARK Director since 2005 Age: 49	Mr. Nark has served as a director since February 2005. Mr. Nark is currently a Managing Director of KRG Capital Partners. Previously, Mr. Nark served as an Operating Partner of Leonard Green & Partners, L.P. and from April 2002 to 2006, as the Chief Executive Officer of White Cap Industries, Inc., a former Leonard Green & Partners, L.P. portfolio company. From 1998 until 2002, Mr. Nark was the Chief Executive Officer and Managing Director of Corporate Express Australia, a publicly traded, business-to-business office products distribution company in Australia. From 1992 until 1998, Mr. Nark worked for Corporate Express, Inc., as Northwest Division President (from 1992 until 1995) and then as Group President (from 1995 until 1998). Mr. Nark also serves on the Board of Directors of Gaiam, Inc. and Tecta America. Mr. Nark received a Bachelor of Business Administration from Washington State University.

MICHAEL J. SOENEN Director since 2004 Age: 37	Mr. Soenen has served as the President, Chief Executive Officer and a director of FTD, Inc., and has served as a director and Chief Executive Officer of the Company, since May 2004, and was appointed President of the Company in November 2004. Previously, Mr. Soenen served as the President and Chief Operating Officer of FTD, Inc. and FTDI from October 2002 to February 2004 and a director of FTD, Inc. from November 2002 to February 2004. From May 1999 until October 2002, Mr. Soenen served as the President and Chief Executive officer of FTD.COM. From January 1997 through May 1999, he served as Vice President-Marketing of FTD, Inc. and Director of Sales Promotion for FTD, Inc. Mr. Soenen was an associate at Perry Corp. from August 1996 to December 1996. From July 1993 to July 1996, Mr. Soenen worked for Salomon Brothers Inc., an investment banking firm. Mr. Soenen received a Bachelor of Arts from Kalamazoo College in 1992.

THOMAS M. WHITE Director since 2006 Age: 50	Mr. White has served as a director since January 2006. Mr. White is currently an operating executive for Apollo Management, L.P. From June 2002 to March 2007, he served as the Chief Financial Officer of Hub Group, Inc. Prior to joining the Hub Group, Mr. White was a partner with Arthur Andersen LLP, which he joined in 1979. Mr. White serves on the Board of Directors of Landauer, Inc., where he also serves on the Audit and Compensation Committees. Mr. White also serves on the Board of Directors of

Hilex Poly, Inc. and Marianjoy Foundation. Mr. White received a Master’s degree in Business Administration from Purdue University and a Bachelor’s degree in Accountancy from Western Michigan University. Mr. White is a certified public accountant.

CARRIE A. WOLFE Director since 2006 Age: 37	Ms. Wolfe has served as a director of the Company since June 2006. Ms. Wolfe previously served as the Company’s Chief Accounting Officer from July 2006 through September 2006, the Company’s Chief Financial Officer beginning August 2004 and the Company’s Treasurer beginning November 2004 through July 2006. From March 2002 to April 2004 Ms. Wolfe served as the Chief Financial Officer and Treasurer of the Company and from November 1999 to March 2002, Ms. Wolfe served Chief Financial Officer, Vice President-Finance and Accounting and Controller of FTD.COM. Prior to joining us in November 1999, she was Director of Finance and Director of Financial Reporting, as well as serving in various other capacities, at Whitman Corporation from October 1995 to November 1999. From June 1992 to September 1995, Ms. Wolfe worked in the auditing group at Price Waterhouse (now PricewaterhouseCoopers LLP), an independent public accounting firm. Ms. Wolfe received a Bachelor of Science in Accounting from the University of Illinois in 1992 and is a certified public accountant.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY’S STOCKHOLDERS
VOTE “FOR” THE ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE
FOREGOING PERSONS.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF CERTIFIED INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2008, subject to ratification by the Company’s stockholders. The Company expects that representatives of Ernst & Young LLP will be present at the Annual Meeting. They will have an opportunity to make a statement at the meeting if they so desire and will be available to respond to appropriate questions raised orally by stockholders. The Board of Directors has put this proposal before the stockholders because the Board believes that seeking stockholder ratification of the selection of the Company’s independent registered public accounting firm is good corporate practice. If the appointment of Ernst & Young LLP is not ratified, the Audit Committee will evaluate the basis for the stockholders’ vote in determining whether to continue Ernst & Young LLP’s engagement.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2008.

. NNNNNNNNNNNN Annual Meeting Admission Ticket NNNNNNNNNNNNNNN C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) 000000000.000000 ext 000000000.000000 ext ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 2007 Annual Meeting of FTD Group, Inc. Stockholders NNNNNNNNN November 14, 2007 at 10:00 a.m., local time 3113 Woodcreek Drive Downers Grove, Illinois 60515 Upon arrival, please present this admission ticket and photo identification at the registration desk. Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 3 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. 1. Election of Directors: For Withhold For Withhold For Withhold + 01 — Peter J. Nolan 02 — Robert S. Apatoff 03 — Adam M. Aron 04 — John M. Baumer 05 - William J. Chardavoyne 06 — Timothy J. Flynn 07 — Ted C. Nark 08 — Michael J. Soenen 09 — Thomas M. White 10 — Carrie A. Wolfe For Against Abstain 2. The ratification of the appointment of Ernst & Young LLP as 3. In their discretion, the proxies are authorized to vote for the election of such the Company’s independent registered public accounting substitute nominee(s) for directors as such proxies may select in the event any firm for the fiscal year ending June 30, 2008. nominee(s) named in this proxy become unable to serve, and upon any other business which may properly come before the 2007 Annual Meeting or any continuations, adjournments or postponements thereof. B Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name or names appear on this proxy. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, give full title. If more than one trustee, all should sign. Joint owners must each sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving title as such. If signer is a partnership, please sign in partnership name by an authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNN1 U P X 0 1 5 2 2 4 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + <STOCK#> 00SDQB

Admission Ticket FTD Group, Inc. ANNUAL MEETING OF STOCKHOLDERS November 14, 2007 — 10:00 a.m. local time 3113 Woodcreek Drive Downers Grove, Illinois 60515 You must present this portion of the card in order to be admitted to the FTD Group, Inc. Annual Meeting of stockholders on November 14, 2007 at 10:00 a.m., local time. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. 3 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — FTD Group, Inc. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FTD GROUP, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 14, 2007. The undersigned stockholder of FTD Group, Inc. hereby appoints MICHAEL J. SOENEN and JON R. BURNEY, and each of them, proxies, with full power of substitution in each, to vote all of the shares of FTD Group, Inc. common stock, par value $0.01 per share, which the undersigned would be entitled to vote at the Annual Meeting of stockholders to be held on November 14, 2007 and at any continuations, adjournments or postponements thereof, as indicated on the reverse side, and in their discretion upon any other business that may properly come before the meeting or at any continuations, adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR proposals 1 and 2 and will grant discretionary authority pursuant to Item 3. The undersigned acknowledges receipt of the accompanying Proxy Statement dated October 10, 2007. PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.